                                                                     EXHIBIT 4.2

                                               (PERFORMANCE ACCELERATED VESTING)


                        INCENTIVE STOCK OPTION AGREEMENT
                                 FOR MANAGEMENT


Optionee: _______________________ [Name]

        HMT Technology Corporation (the "Company") has granted you an option to purchase shares of the common stock of the Company ("Common Stock") under the HMT Technology Corporation 1995 Management Stock Option Plan (the "Plan"). This option is intended to qualify for the federal income tax benefits available to an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

        The grant of this option is in connection with and in furtherance of the Company's compensatory benefit plan for participation of the Company's employees, officers, directors, consultants and advisors and is intended to comply with the provisions of Rule 701 promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"). The grant of this option and the issuance of shares upon the exercise of this option are also intended to be exempt from the securities qualification requirements of the California Corporations Code pursuant to section 25102(f) of that code.

        The details of your option are as follows:


        1. Total Number of Shares Subject to this Option. The total number of shares of Common Stock subject to this option is .

        2. Vesting. The date that the vesting period begins on this option is . 1/48th of the shares will vest on (the date which occurs 61 months after the date on which the vesting period begins), and 1/48th of the shares will then vest on the day of each month thereafter for the next 47 months until either (i) you cease to provide services for the Company for any reason or (ii) this option becomes fully vested. Notwithstanding the foregoing, fifty percent (50%) of the total number of shares of Common Stock subject to this option (reduced by the number of shares which became vested solely because of the provisions of the previous sentence) shall become vested upon the closing of an initial public offering of the Company's securities on or before December 31, 1996 which raises at least $50 million at a pre-money valuation (fully diluted) for the Company of not less than $200 million, and fifty percent (50%) of the total number of shares of Common Stock subject to this option (reduced by the number of shares which became vested solely because of the provisions of the previous sentence) shall become vested upon the achievement of the following financial performance benchmarks.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

        The Company's "pre-money valuation (fully diluted)" shall be determined by multiplying the initial offering price for the Company's common stock in the initial public offering by the number of outstanding shares of the Company's common stock (assuming that all outstanding options and warrants, whether or not vested, have been exercised and all convertible securities have been converted) prior to the issuance of shares of the Company's common stock by the Company as part of the initial public offering.

            This option may be exercised only with respect to those shares which are vested except as permitted under section 4 of this Agreement.

            These vesting provisions are subject to, and may be modified by, the provisions of Section 10 of the Plan.

        3. Exercise Price and Method of Payment.

            (a) Exercise Price. The exercise price of this option is $ per share, which is not less than the fair market value of the Common Stock on the date this option was granted to you.

            (b) Method of Payment. Payment of the exercise price per share is due in full upon exercise of all or any part of this option. You may make payment of the exercise price under one or a combination of the following alternatives:

                (i) Payment of the exercise price per share in cash or by check at the time of exercise;

                (ii) If at the time of exercise the Company's Common Stock is publicly traded and quoted regularly in the Wall Street Journal, payment with shares of the Company's Common Stock you already own. The Common Stock (i) will be valued at its fair market value on the date of exercise, (ii) if originally acquired from the Company, it must have been held for the period required to avoid a charge to the Company's reported earnings, and (iii) it must be owned free and clear of any liens, claims, encumbrances or security interests;

                (iii) This option may also be exercised as part of a program developed under Regulation T as promulgated by the Federal Reserve Board which results in the receipt of cash (or a check) by the Company before Common Stock is issued; or

                (iv) Payment by a combination of the methods of payment listed in paragraph 3(b)(i) through 3(b)(iii) above.

        4. Early Exercise of Option (Exercise of Unvested Shares).

            (a) At any time during your service with the Company or an Affiliate, you may exercise any or all of the shares subject to this option whether or not the shares have vested, provided, however, that:

                (i) a partial exercise of this option will be deemed to cover vested shares first and then the earliest vesting installment of unvested shares;

                (ii) any unvested shares at the date of exercise will be subject to the purchase option in favor of the Company which is described in the Early Exercise Stock Purchase Agreement attached as an exhibit to this option;

                (iii) you will enter into the Early Exercise Stock Purchase Agreement which will contain the same vesting schedule as in this option agreement; and

                (iv) to the extent that the aggregate fair market value of any shares subject to incentive stock options granted to you by the Company or an Affiliate (valued as of their grant date) which would become exercisable for the first time during any calendar year exceeds $100,000, any portion in excess of $100,000 (determined by placing such options in chronological order by grant date) shall instead be treated as and be exercisable as a nonstatutory stock option, the terms of which are not intended to satisfy the requirements of
Section 422 of the Code.

            (b) Your right to purchase unvested shares ends upon termination of your service with the Company and all Affiliates.

        5. Whole Shares. You may exercise this option only for whole shares and the Company shall be under no obligation to issue any fractional shares of Common Stock to you.

        6. Securities Law Compliance. Notwithstanding anything to the contrary contained in this option, this option may not be exercised unless the shares issuable upon exercise of this option are then registered under the Securities Act of 1933, as amended (the "Act") or, if the shares are not registered at that time, the Company has determined that the exercise and issuance would be exempt from the registration requirements of the Act.

        This option has been granted under the terms of a compensatory benefit plan established by the Company to provide financial incentives for the Company's employees (including officers) and certain directors and consultants to work for the financial success of the Company and is intended to comply with the provisions of Rule 701 promulgated by the Securities and Exchange Commission under the Act.

        By executing this option agreement, you hereby warrant and represent that you are acquiring this option for your own account and that you have no intention of distributing, transferring or selling all or any part of this option except in accordance with the terms of this option agreement and section 25102(f) of the California Corporations Code. You also hereby warrant and represent that you have either (i) preexisting personal or business relationships with the Company or any of its officers, directors or controlling persons, or (ii) the capacity to protect your own interests in connection with the grant of this option by virtue of the business or financial expertise of any of your professional advisors who are unaffiliated with and who are not compensated by the Company or any of its affiliates, directly or indirectly.

        7. Term of Option. The term of this option begins on the date you were granted this option and, unless it ends sooner for the reason described below, terminates on (the "Expiration Date") (which date shall be no more than ten (10) years from the date this option was granted). You may not, under any circumstances, exercise this option after the Expiration Date. In addition, this option may not be exercised if it would cause a violation of the short-swing trading profits provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") which are applicable to certain shareholders of companies with publicly traded stock.

        This option will also terminate prior to the end of its term if your service as an employee or an advisor or consultant with the Company and all Affiliates is terminated for any reason or for no reason. Your option will then terminate three (3) months after the date on which you are no longer providing services to the Company or any Affiliate unless one of the following circumstances exists:

            (a) Your termination of service is due to your disability. This option will then terminate on the earlier of the Expiration Date or twelve (12) months following the termination of your service. You should be aware that if your disability is not considered a permanent and total disability within the meaning of Section 422(c)(6) of the Code, if you exercise this option more than three (3) months following the date of your termination of employment, your exercise will be treated for tax purposes as the exercise of a Nonstatutory Stock Option instead of an Incentive Stock Option.

            (b) Your termination of service is due to your death. This option will then terminate on the earlier of the Expiration Date or eighteen (18) months after your death.

            (c) If during any part of the three (3) month period you may not exercise your option solely because of the condition described section 6 above, then your option will not terminate until the earlier of the Expiration Date or until this option shall become exercisable for a period of three (3) months after the termination of your service.

            (d) If your exercise of the option within three (3) months after termination of your service with the Company and all Affiliates either will result in liability under Section 16(b) of the Exchange Act, then your option will terminate on the earlier of (i) the Expiration Date, or (ii) the tenth
(10th) day after the last date on which your exercise would result in such liability under Section 16(b) of the Exchange Act or be prohibited under such trading window policy.

        Only the shares which are vested on the date of your termination of service may be exercised following the termination of your service.

        In order to obtain the federal income tax advantages associated with an Incentive Stock option, the Code requires that at all times beginning on the date of grant of the option and ending on the day three (3) months before the date of the option's exercise, you must be an employee of the Company or an Affiliate, except in the event of your death or permanent and total disability. The Company has provided for continued vesting or extended exercisability for your option under certain circumstances for your benefit, but cannot guarantee that your option will necessarily be treated as an Incentive Stock Option if you provide services to the Company or an Affiliate as a consultant or exercise your option more than three (3) months after the date your employment with the Company and all Affiliates terminates.

        8. Exercise of Option.

            (a) You may exercise this option to the extent specified above, by delivering the Notice of Exercise attached to this option as an exhibit together with the exercise price to the Secretary of the Company, or another person designated by the Company, during regular business hours, together with any additional documents required in the Notice of Exercise.

            (b) By exercising this option you agree that:

                (i) the Company may require you to pay to the Company any tax withholding obligation of the Company arising from (1) your exercise of this option; (2) the lapse of any substantial risk of forfeiture to which the shares are subject at the time of exercise; or (3) the disposition of the shares of Common Stock you acquired upon the exercise of this option;

                (ii) you will notify the Company in writing within fifteen (15) days after the date on which you dispose of any of the shares of the Common Stock issued to you upon your exercise of this option if the disposition of shares occurs within two (2) years after the date on which you were granted this option or within one (1) year of the date on which you exercised this option; and

                (iii) in connection with the first underwritten registration of the offering of any securities of the Company under the Act, the Company (or a representative of the underwriters) may require that you not sell or otherwise transfer or dispose of any shares of Common Stock or other securities of the Company during a period not to exceed one hundred eighty (180) days following the effective date (the "Effective Date") of the registration statement of the Company filed under the Act. You further agree that the Company may impose stop-transfer instructions on the securities subject to these restrictions until the end of the period.

        9. Option Not Transferable. This option may not be transferred, except by will or by the laws of descent and distribution, and may be exercised during your life only by you.

        10. Option Not an Employment Contract. This option is not an employment contract and nothing in this option creates in any way whatsoever any obligation on your part to continue in the employ of the Company, or of the Company to continue your employment with the Company.

        11. Notices. Any notices provided for in this option or the Plan will be given in writing and will be considered to have been given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the address specified below or at such other address as you later designate in writing to the Company.

        12. Governing Plan Document. This option is subject to all the provisions of the Plan, which is attached as an exhibit to this option. All provisions of the Plan are hereby made a part of this option. This option is further subject to all interpretations, amendments, rules and regulations which may from time to time be set forth and adopted under the Plan. In the event of any conflict between the provisions of this option and those of the Plan, the provisions of the Plan shall control.

               Dated the ______ day of __________________, 19____.

                                     Very truly yours,

                                     HMT TECHNOLOGY CORPORATION



                                                                     By ________
                                     Duly authorized on behalf
                                     of the Board of Directors

ATTACHMENTS:

        1995 HMT Technology Corporation
          Management Stock Option Plan
        Notice of Exercise
        Early Exercise Stock Purchase Form

        (a) I acknowledge that I have received the foregoing option and the attachments referenced in it and I understand that all rights and liabilities with respect to this option are set forth in the option and the Plan; and

        (b) I acknowledge that as of the date of grant of this option, this option and its exhibits set forth the entire understanding between myself and the Company and any Affiliates regarding the acquisition of stock in the Company and supersedes all prior oral and written agreements on that subject with the exception of (i) the options previously granted and delivered to me under the Plan or any other equity compensation plans adopted by the Company or its Affiliates, and (ii) the following agreements only:

        NONE
                      --------------
                      (Initial)

        OTHER
                      --------------------------------------------
                      --------------------------------------------
                      --------------------------------------------

                                    --------------------------------------------
                                    OPTIONEE

                                    Address:

                                      IT IS UNLAWFUL TO CONSUMMATE A SALE OR
                                      TRANSFER OF THIS SECURITY, OR ANY INTEREST
                                      THEREIN, OR TO RECEIVE ANY CONSIDERATION
                                      THEREFOR, WITHOUT THE PRIOR WRITTEN
                                      CONSENT OF THE COMMISSIONER OF
                                      CORPORATIONS OF THE STATE OF CALIFORNIA,
                                      EXCEPT AS PERMITTED IN THE COMMISSIONER'S
                                      RULES.

                        INCENTIVE STOCK OPTION AGREEMENT

Optionee: [_______________]

     HMT Technology Corporation (the "Company") has granted you an option to purchase shares of the common stock of the Company ("Common Stock") under the HMT Technology Corporation 1995 Stock Option Plan (the "Plan"). This option is intended to qualify for the federal income tax benefits available to an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     The details of your option are as follows:

     1. Total Number of Shares Subject to this Option. The total number of shares of Common Stock subject to this option is [___].

     2. Vesting. The date that the vesting period begins on this option is [_______] 1/48th of the shares will then vest on the last day of each month thereafter for the next 48 months until either (i) you cease to provide services for the Company for any reason or (ii) this option becomes fully vested.

        This option may be exercised only with respect to those shares which are vested except as permitted under section 4 of this Agreement.

     3. Exercise Price and Method of Payment.

        (a) Exercise Price. The exercise price of this option is [_______] per share, which is not less then the fair market value of the Common Stock on the date this option was granted to you.

        (b) Method of Payment. Payment of the exercise price per share is due in full upon exercise of all or any part of this option. You may make payment of the exercise price under one or a combination of the following alternatives:


                                       1.

          (i) Payment of the exercise price per share in cash or by check at the time of exercise;

          (ii) If at the time of exercise the Company's Common Stock is publicly traded and quoted regularly in the Wall Street Journal, payment with shares of the Company's Common Stock you already own. The Common Stock (i) will be valued at its fair market value on the date of exercise, (ii) if originally acquired from the Company, it must have been held for the period required to avoid a charge to the Company's reported earning, and (iii) it must be owned free and clear of any liens, claims, encumbrances or security interests;

          (iii) This option may also be exercised as part of a program developed under Regulation T as promulgated by the Federal Reserve Board which in the receipt of cash (or a check) by the Company before Common Stock is issued; or

          (iv) Payment by a combination of the methods of payment listed in paragraph 3(b)(i) through 3(b)(iii) above.

     4. Whole Shares. You may exercise this option only for whole shares and the Company shall be under no obligation to issue any fractional shares of Common Stock to you.

     5. Securities Law Compliance. Notwithstanding anything to the contrary contained in this opinion, this option may not be exercised unless the shares issuable upon exercise of this option are then registered under the Securities Act of 1933, as amended (the "Act") or, if the shares are not registered at that time, the Company has determined that the exercise and issuance would be exempt from the registration requirements of the Act.

     This option has been granted under the terms of a compensatory benefit plan established by the Company to provide financial incentives for the Company's employees (including officers) and certain directors and consultants to work for the financial success of the Company and is intended to comply with the provisions of Rule 701 promulgated by the Securities and Exchange Commission under the Act.

     6. Term of Option. The term of this option begins on the date you were granted this option and, unless it ends sooner for the reason described below, terminates on [_____________] (the "Expiration Date") (which shall be no more than ten (10) years from the date this option was granted). You may not, under any circumstances, exercise this option after the Expiration Date. In addition, this option may not be exercised if it would cause a violation of the short-swing trading profits provisions of Section 16 (b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") which are applicable to certain shareholders of companies with publicly traded stock.

     This option will also terminate prior to the end of its term if your service as an employee or an advisor or consultant with the Company and all Affiliates is terminated for any reason or for no reason. Your option will then terminate three (3) months after the date on which you are


                                       2.

no longer providing services to the Company or any Affiliate unless one of the following circumstances exists:

          (a) Your termination of service is due to your disability. This option will then terminate on the earlier of the Expiration Date or twelve (12) months following the termination of your service. You should be aware that if your disability is not considered a permanent and total disability within the meaning of Section 422(c)(6) of the Code, if you exercise this option more then three (3) months following the date of your termination of employment, your exercise will be treated for tax purposes as the exercise of a Nonstatutory Stock Option instead of an Incentive Stock Option.

          (b) Your termination of service is due to your death. This option will then terminate on the earlier of the Expiration Date or eighteen (18) months after your death.

          (c) If during any part of the three (3) month period you may not exercise your option solely because of the condition described in section 5 above, then your option will not terminate until the earlier of the Expiration Date or until this option shall become exercisable for a period of three (3) months after the termination of your service.

          (d) If your exercise of the option within three (3) months after termination of your service with the Company and all Affiliates either will result in liability under Section 16(b) of the Exchange Act, then your option will terminate on the earlier of (i) the Expiration Date or (ii) the tenth
(10th) day after the last date on which your exercise would result in such liability under Section 16(b) of the Exchange Act or be prohibited under such trading window policy.

     Only the shares which are vested on the date of your termination of service may be exercised following the termination of your service.

     In order to obtain the federal income tax advantages associated with an Incentive Stock Option, the Code requires that at all times beginning on the date of grant of the option and ending on the day three (3) months before the date of the option's exercise, you must be an employee of the Company or an Affiliate, except in the event of your death or permanent and total disability. The Company has provided for continued vesting or extended exercisability for your option under certain circumstances for your benefit, but cannot guarantee that your option will necessarily be treated as an Incentive Stock Option if you provide services to the Company or an Affiliate as a consultant or exercise your option more then three (3) months after the date your employment with the Company and all Affiliates terminates.

     7. Exercise of Option.

        (a) You may exercise this option to the extent specified above, by delivering the Notice of Exercise attached to this option as an exhibit together with the exercise price to the Secretary of the Company, or another person designated by the Company, during regular business hours, together with any additional documents required in the Notice of Exercise.


                                       3.

          (b) By exercising this option your agree that:

              (i) The Company may require you to pay to the Company any tax withholding obligation of the Company arising from (1) your exercise of this option; (2) the lapse of any substantial risk of forfeiture to which the shares are subject at the time of exercise; or (3) the disposition of the shares of Common Stock you acquired upon the exercise of this option;

              (ii) you will notify the Company in writing within fifteen (15) days after the date on which you dispose of any of the shares of the Common Stock issued to you upon your exercise of this option if the disposition of shares occurs within two (2) years after the date on which you were granted this option or within one (1) year of the date on which you exercised this option; and

              (iii) in connection with the first underwritten registration of the offering of any securities of the Company under the Act, the Company (or a representative of the underwriters) may require that you not sell or otherwise transfer or dispose of any shares of Common Stock or other securities of the Company during a period not to exceed one hundred eighty (180) days following the effective date (the "Effective Date") of the registration statement of the Company filed under the Act. You further agree that the Company may impose stop-transfer instructions on the securities subject to these restrictions until the end of the period.

     8. Option Not Transferable. This option may not be transferred, except by will or by the laws of descent and distribution, and may be exercised during your life only by you.

     9. Option Not an Employment Contract. This option is not an employment contract and nothing in this option creates in any way whatsoever any obligation on your part to continue in the employ of the Company, or of the Company to continue your employment with the Company.

     10. Notices. Any notices provided for in this option or the Plan will be given in writing and will be considered to have been given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the address specified below or at such other address as you later designate in writing to the Company.


                                       4.

     11. Governing Plan Document. This option is subject to all the provisions of the Plan, which is attached as an exhibit to this option. All provisions of the Plan are hereby made a part of this option. This option is further subject to all interpretations, amendments, rules and regulations which may from time to time be set forth and adopted under the Plan. In the event of any conflict between the provisions of this option and those of the Plan, the provisions of the Plan shall control.

     Dated the [___] day of [______] [____.]



                                          Very truly yours,

                                          HMT TECHNOLOGY CORPORATION


                                          By
                                            --------------------------
                                            Duly authorized on behalf
                                            of the Board of Directors

ATTACHMENTS:

     1995 HMT Technology Corporation Stock Option Plan
     Regulation 260.141.11
     Notice of Exercise



                                       5.

     (a) I acknowledge that I have received the foregoing option and the attachments referenced in it and I understand that all rights and liabilities with respect to this option are set forth in the option and the Plan; and

     (b) I acknowledge that as of the date of grant of this option, this option and its exhibits set forth the entire understanding between myself and the Company and any Affiliates regarding the acquisition of stock in the Company and supersedes all prior oral and written agreements on that subject with the exception of (i) the options previously granted and delivered to me under the Plan or any other equity compensation plans adopted by the Company or its Affiliates, and (ii) the following agreements only:

     NONE         _________
                  Initial

     OTHER        _________________________
                  _________________________
                  _________________________

     (c) I acknowledge receipt of a copy of Section 260.141.11 of Title 10 of the California Code of Regulations.




                                       ________________________________
                                       OPTIONEE


                                       Address ________________________
                                               ________________________


                                       6.

                           HMT TECHNOLOGY CORPORATION
                 1996 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

                            NONSTATUTORY STOCK OPTION


______________________________________, Optionee:

        On __________________, 19___, an option was automatically granted to you (the "optionee") pursuant to the HMT Technology Corporation (the "Company") 1996 Non-Employee Directors' Stock Option Plan (the "Plan") to purchase shares of the Company's common stock ("Common Stock"). This option is not intended to qualify and will not be treated as an "incentive stock option" within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

        The grant hereunder is in connection with and in furtherance of the Company's compensatory benefit plan for Non-Employee Directors (as defined in the Plan).

        The details of your option are as follows:

        1. Eight thousand (8,000) shares of common stock of the Company are subject to this option.

        2. The exercise price of this option is _________________________ ($________) per share, such amount being equal to the Fair Market Value (as defined in the Plan) of the Common Stock on the date of grant of this option.

        3. Subject to the limitations contained herein, one-fourth (1/4) of the shares will vest (become exercisable) on ____________, 19__ and one forty-eighth (1/48th) of the shares will then vest on the _____________ of each month thereafter until either (i) you cease to be a Non-Employee Director for any reason, or (ii) this option becomes fully vested.

        4. (a) You may exercise this option, to the extent specified above, by delivering a notice of exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require pursuant to Section 6 of the Plan. You may exercise this option only for whole shares.

            (a) You may elect to pay the exercise price under one of the following alternatives:

                (i) Payment in cash or check at the time of exercise;

                (ii) Provided that at the time of the exercise the Common Stock is publicly traded and quoted regularly in the Wall Street Journal, payment by delivery of shares of Common Stock already owned by you, held for the period required to avoid a charge to the Company's reported earnings, and owned free and clear of any liens, claims, encumbrances or security interest, which Common Stock shall be valued at its Fair Market Value on the date preceding the date of exercise;

                (iii) Payment pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which results in the receipt of cash (or check) by the Company either prior to the issuance of shares of the Common Stock or pursuant to the terms of irrevocable instructions issued by you prior to the issuance of shares of the Common Stock; or

                (iv) Payment by a combination of the methods of payment specified in subparagraphs (i) through (iii) above.

            (c) By exercising this option you agree that the Company may require you to enter an arrangement providing for the cash payment by you to the Company of any tax-withholding obligation of the Company arising by reason of the exercise of this option.

        5. Notwithstanding anything to the contrary contained herein, you may not exercise this option unless the shares issuable upon exercise of this option are then registered under the Securities Act of 1933, as amended (the "Securities Act"), or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act.

        6. This option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise this option.

        7. This option expires at the end of the day of the day immediately preceding the tenth anniversary of this option's grant date (the "Expiration Date"), subject, however, to earlier termination upon your termination of service, as set forth in Section 6 of the Plan.

        8. Any notices provided for in this option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the address specified below or at such other address as you hereafter designate by written notice to the Company.

        9. This option is subject to all the provisions of the Plan, a copy of which is attached hereto, and its provisions are hereby made a part of this option, including without limitation the provisions of Section 6 of the Plan relating to option provisions, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of this option and those of the Plan, the provisions of the Plan shall control.

        10. Notwithstanding anything to the foregoing, this option shall not be exercisable in whole or in part unless and until the Company's stockholders have approved the Plan.

            Dated the ____ day of ___________________________ , 19__.

                                            Very truly yours,
                                            HMT TECHNOLOGY CORPORATION


                                            By:
                                               ---------------------------------
                                                    Duly authorized on behalf of
                                                    the Board of Directors
ATTACHMENTS:

1996 Non-Employee Directors' Stock Option Plan
Optionee's Acknowledgments
Notice of Exercise

                           OPTIONEE'S ACKNOWLEDGMENTS

The undersigned:

            (a) Acknowledges receipt of the foregoing option and the attachment referenced therein and understands that all rights and liabilities with respect to this option are set forth in the option and the Plan; and

            (b) Acknowledges that as of the date of grant of this option, it sets forth the entire understanding between the undersigned optionee and the Company and its Affiliates regarding the acquisition of Common Stock in the Company and supersedes all prior oral and written agreements on that subject with the exception of (i) the options and any other stock awards previously granted and delivered to the undersigned under any stock award plan of the Company, and (ii) the following agreements only:

        NONE:
                  ---------------------------------

        OTHER:
                  ---------------------------------
                  ---------------------------------
                  ---------------------------------


                                    --------------------------------------------
                                    Optionee

                               NOTICE OF EXERCISE





                                                          Date of Exercise:

Ladies and Gentlemen:

        This constitutes notice under my nonstatutory stock option that I elect to purchase the number of shares for the price set forth below.

        Stock option dated:                               ___________________

        Number of shares as to which option is exercised: ___________________

        Certificates to be issued in name of:             ___________________

        Total exercise price:                             $__________________

        Cash payment delivered herewith:                  $__________________

        Value of ____________ shares of
        HMT Technology Corporation
        Common Stock delivered herewith(1)                $__________________


        By this exercise, I agree (i) to provide such additional documents as you may require pursuant to the terms of the 1996 Non-Employee Directors' Stock Option Plan, and (ii) to provide for the payment by me to you (in the manner designated by you) of your withholding obligation, if any, relating to the exercise of this option.

                                         Very truly yours,


                                         ---------------------------------------





--------

(1) Shares must meet the public trading requirements set forth in the option. Shares must be valued in accordance with the terms of the option being exercised, must have been owned for the minimum period required in the option, and must be owned free and clear of any liens, claims, encumbrances or security interests. Certificates must be endorsed or accompanied by an executed assignment separate from certificate.

                           HMT TECHNOLOGY CORPORATION
                           1996 EQUITY INCENTIVE PLAN
                             INCENTIVE STOCK OPTION


_________________________, Optionee:

        HMT Technology Corporation (the "Company"), pursuant to its 1996 Equity Incentive Plan (the "Plan"), has granted to you, the optionee named above, an option to purchase shares of the common stock of the Company ("Common Stock"). This option is intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

        The grant hereunder is in connection with and in furtherance of the Company's compensatory benefit plan for participation of the Company's employees (including officers), directors or consultants. Defined terms not explicitly defined in this agreement but defined in the Plan shall have the same definitions as in the Plan.

        The details of your option are as follows:

        1. TOTAL NUMBER OF SHARES SUBJECT TO THIS OPTION. The total number of shares of Common Stock subject to this option is ____________________ (______).

        2. VESTING. Subject to the limitations contained herein, twelve forty-eighths (12/48ths) of the shares will vest (become exercisable) on ____________, 19__ and one forty-eighth (1/48th) of the shares will then vest each month thereafter until either (i) you cease to provide services to the Company for any reason, or (ii) this option becomes fully vested.

        3. EXERCISE PRICE AND METHOD OF PAYMENT.

            (a) EXERCISE PRICE. The exercise price of this option is _______________________ ($____) per share, being not less than the fair market value of the Common Stock on the date of grant of this option.

            (b) METHOD OF PAYMENT. Payment of the exercise price per share is due in full upon exercise of all or any part of each installment which has accrued to you. You may elect, to the extent permitted by applicable statutes and regulations, to make payment of the exercise price under one of the following alternatives:

                (i) Payment of the exercise price per share in cash (including check) at the time of exercise;

                (ii) Payment pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

                (iii) Provided that at the time of exercise the Company's Common Stock is publicly traded and quoted regularly in the Wall Street Journal, payment by delivery of already-owned shares of Common Stock, held for the period required to avoid a charge to the Company's reported earnings, and owned free and clear of any liens, claims, encumbrances or security interests, which Common Stock shall be valued at its fair market value on the date of exercise; or

                (iv) Payment by a combination of the methods of payment permitted by subparagraph 3(b)(i) through 3(b)(iii) above.

        4. EXERCISE PRIOR TO VESTING PERMITTED.

            (a) CONDITIONS OF EARLY EXERCISE. Subject to the provisions of this option you may elect at any time during your Continuous Status as an Employee, Director or Consultant with the Company or an Affiliate of the Company, to exercise the option as to any part or all of the shares subject to this option at any time during the term hereof, including without limitation, a time prior to the date of earliest exercise ("vesting") stated in paragraph 2 hereof; provided, however, that:

                (i) a partial exercise of this option shall be deemed to cover first vested shares and then the earliest vesting installment of unvested shares;

                (ii) any shares so purchased from installments which have not vested as of the date of exercise shall be subject to the purchase option in favor of the Company as described in the Early Exercise Stock Purchase Agreement attached hereto;

                (iii) you shall enter into an Early Exercise Stock Purchase Agreement in the form attached hereto with a vesting schedule that will result in the same vesting as if no early exercise had occurred; and

                (iv) the date of exercisability of any share(s) subject to this option under this paragraph 4 shall be delayed, if necessary (i.e., because the aggregate fair market value of any shares subject to incentive stock options granted you by the Company or any Affiliate of the Company (valued as of their grant date) would otherwise become exercisable for the first time during any calendar year in an amount exceeding $100,000), until the earliest date permissible in order to preserve treatment under Section 421 of the Code of each share subject to this option.

            (b) EXPIRATION OF EARLY EXERCISE ELECTION. The election provided in this paragraph 4 to purchase shares upon the exercise of this option prior to the vesting dates shall cease upon termination of your Continuous Status as an Employee, Director or Consultant with the Company or an Affiliate of the Company and may not be exercised after the date thereof.

        5. WHOLE SHARES. This option may not be exercised for any number of shares which would require the issuance of anything other than whole shares.

        6. SECURITIES LAW COMPLIANCE. Notwithstanding anything to the contrary contained herein, this option may not be exercised unless the shares issuable upon exercise of this option are then registered under the Act or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Act.

        7. TERM. The term of this option commences on __________, 19__, the date of grant, and expires on ______________________ (the "Expiration Date," which date shall be no more than ten (10) years from date this option is granted), unless this option expires sooner as set forth below or in the Plan. In no event may this option be exercised on or after the Expiration Date. This option shall terminate prior to the Expiration Date as follows: three (3) months after the termination of your Continuous Status as an Employee, Director or Consultant with the Company or an Affiliate of the Company unless one of the following circumstances exists:

            (a) Your termination of Continuous Status as an Employee, Director or Consultant is due to your permanent and total disability (within the meaning of Section 422(c)(6) of the Code). This option will then expire on the earlier of the Expiration Date set forth above or twelve (12) months following such termination of Continuous Status as an Employee, Director or Consultant.

            (b) Your termination of Continuous Status as an Employee, Director or Consultant is due to your death or your death occurs within three (3) months following your termination of Continuous Status as an Employee, Director or Consultant for any other reason. This option will then expire on the earlier of the Expiration Date set forth above or eighteen (18) months after your death.

            (c) If during any part of such three (3) month period you may not exercise your option solely because of the condition set forth in paragraph 6 above, then your option will not expire until the earlier of the Expiration Date set forth above or until this option shall have been exercisable for an aggregate period of three (3) months after your termination of Continuous Status as an Employee, Director or Consultant.

            (d) If your exercise of the option within three (3) months after termination of your Continuous Status as an Employee, Director or Consultant with the Company or with an Affiliate of the Company would result in liability under section 16(b) of the Securities Exchange Act of 1934, then your option will expire on the earlier of (i) the Expiration Date set forth above, (ii) the tenth (10th) day after the last date upon which exercise would result in such liability or (iii) six (6) months and ten (10) days after the termination of your Continuous Status as an Employee, Director or Consultant with the Company or an Affiliate of the Company.

        However, this option may be exercised following termination of Continuous Status as an Employee, Director or Consultant only as to that number of shares as to which it was exercisable on the date of termination of Continuous Status as an Employee, Director or Consultant under the provisions of paragraph 2 of this option.

        In order to obtain the federal income tax advantages associated with an "incentive stock option," the Code requires that at all times beginning on the date of grant of the option and ending on the day three (3) months before the date of the option's exercise, you must be an employee of the Company or an Affiliate of the Company, except in the event of your death or permanent and total disability. The Company has provided for continued vesting or extended exercisability of your option under certain circumstances for your benefit, but cannot guarantee that your option will necessarily be treated as an "incentive stock option" if you provide services to the Company or an Affiliate of the Company as a consultant or exercise your option more than three (3) months after the date your employment with the Company and all Affiliates of the Company terminates.

        8. EXERCISE.

            (a) This option may be exercised, to the extent specified above, by delivering a notice of exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require pursuant to subsection 12(f) of the Plan.

            (b) By exercising this option you agree that:

                (i) as a precondition to the completion of any exercise of this option, the Company may require you to enter an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (1) the exercise of this option; (2) the lapse of any substantial risk of forfeiture to which the shares are subject at the time of exercise; or (3) the disposition of shares acquired upon such exercise; and

                (ii) you will notify the Company in writing within fifteen (15) days after the date of any disposition of any of the shares of the Common Stock issued upon exercise of this option that occurs within two (2) years after the date of this option grant or within one (1) year after such shares of Common Stock are transferred upon exercise of this option.

        9. TRANSFERABILITY. This option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise this option.

        10. OPTION NOT A SERVICE CONTRACT. This option is not an employment contract and nothing in this option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company, or of the Company to continue your employment with the Company. In addition, nothing in this option shall obligate the Company or any Affiliate of the Company, or their respective stockholders, Board of Directors, officers or employees to continue any relationship which you might have as a Director or Consultant for the Company or Affiliate of the Company.

        11. NOTICES. Any notices provided for in this option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the address specified below or at such other address as you hereafter designate by written notice to the Company.

        12. GOVERNING PLAN DOCUMENT. This option is subject to all the provisions of the Plan, a copy of which is attached hereto and its provisions are hereby made a part of this option, including without limitation the provisions of Section 6 of the Plan relating to option provisions, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of this option and those of the Plan, the provisions of the Plan shall control.

        Dated the ____ day of __________________, 19__.

                                    Very truly yours,


                                    --------------------------------------------



                                    By
                                       -----------------------------------------
                                       Duly authorized on behalf
                                       of the Board of Directors


ATTACHMENTS:

        HMT Technology Corporation 1996 Equity Incentive Plan
        Notice of Exercise (Vested Shares)
        Early Exercise Stock Purchase Agreement (Unvested Shares)

The undersigned:

        (a) Acknowledges receipt of the foregoing option and the attachments referenced therein and understands that all rights and liabilities with respect to this option are set forth in the option and the Plan; and

        (b) Acknowledges that as of the date of grant of this option, it sets forth the entire understanding between the undersigned optionee and the Company and its Affiliates regarding the acquisition of stock in the Company and supersedes all prior oral and written agreements on that subject with the exception of (i) the options previously granted and delivered to the undersigned under stock option plans of the Company, and (ii) the following agreements only:

        NONE
                    ----------------
                    (Initial)

        OTHER

                    -----------------------------------------
                    -----------------------------------------
                    -----------------------------------------


                                   ---------------------------------------------
                                   OPTIONEE

                                   Address:

                               NOTICE OF EXERCISE



HMT Technology Corporation
--------------------------------------------------------------------------------


Ladies and Gentlemen:

        This constitutes notice under my stock option that I elect to purchase the number of shares for the price set forth below.


        Type of option (check one):         Incentive  :         Nonstatutory  :

        Stock option dated:                 ___________________

        Number of shares as
        to which option is
        exercised:                          ___________________

        Certificates to be
        issued in name of:                  ___________________

        Total exercise price:               $__________________

        Cash payment delivered
        herewith:                           $__________________

        Value of ______ shares of
        HMT Technology Corporation
         common stock delivered
        herewith(1):                        $__________________

        By this exercise, I agree (i) to provide such additional documents as you may require pursuant to the terms of the HMT Technology Corporation 1996 Equity Incentive Plan, (ii) to provide for the payment by me to you (in the manner designated by you) of your withholding obligation, if any, relating to the exercise of this option, and (iii) if this exercise relates to an incentive stock option, to notify you in writing within fifteen (15) days after the date of any

--------
(1) Shares must meet the public trading requirements set forth in the option. Shares must be valued in accordance with the terms of the option being exercised, must have been owned for the minimum period required in the option, and must be owned free and clear of any liens, claims, encumbrances or security interests. Certificates must be endorsed or accompanied by an executed assignment separate from certificate.

disposition of any of the shares of Common Stock issued upon exercise of this option that occurs within two (2) years after the date of grant of this option or within one (1) year after such shares of Common Stock are issued upon exercise of this option.

        I acknowledge that all certificates representing any of the Shares subject to the provisions of the option shall have endorsed thereon appropriate legends reflecting restrictions pursuant to the Company's Articles of Incorporation, Bylaws, and/or applicable securities laws.

                                                   Very truly yours,

                           HMT TECHNOLOGY CORPORATION
                           1996 EQUITY INCENTIVE PLAN
                     EARLY EXERCISE STOCK PURCHASE AGREEMENT



        THIS AGREEMENT is made by and between HMT Technology Corporation, a Delaware corporation (the "Company"), and ____________________________
("Purchaser").


                                   WITNESSETH:


        WHEREAS, Purchaser holds an incentive stock option to purchase shares of common stock of the Company pursuant to the Company's 1996 Equity Incentive Plan (the "Plan") which Purchaser desires to exercise; and

        WHEREAS, Purchaser wishes to take advantage of the early exercise provision of his option and therefore to enter into this Agreement;

        NOW, THEREFORE, IT IS AGREED between the parties as follows:

        1. Purchaser hereby agrees to purchase from the Company, and the Company hereby agrees to sell to Purchaser, an aggregate of _______ shares of the common stock (the "Stock") of the Company, for an exercise price of $_______ per share (total exercise price: $____), payable as follows:


               Cash at Closing                     $__________________

               Value of _____ shares of
               HMT Technology Corporation
               common stock(2)                     $__________________

               Total Exercise Price                $__________________


        The closing hereunder shall occur at the offices of the Company on the date of this Agreement or at such other time and place as the parties may mutually agree upon in writing.


----------

(2) Shares must meet the public trading requirements set forth in the option. Shares must be valued in accordance with the terms of the option being exercised, must have been owned for the minimum period required in the option, and must be owned free and clear of any liens, claims, encumbrances or security interests. Certificates must be endorsed or accompanied by an executed assignment separate from certificate.

        At the closing, Purchaser shall deliver three (3) stock assignments in the form of Exhibit B, duly endorsed (with date and number of shares left blank), joint escrow instructions (the "Joint Escrow Instructions") in the form of Exhibit C, duly executed by Purchaser, and the total exercise price (including endorsed certificates representing the appropriate number of shares of the Company's common stock if a portion of the total exercise price is to be paid by common stock).

        At the closing or as soon thereafter as practicable, the Company shall deliver to the Escrow Agent (as defined in paragraph 6 below) share certificates for all of the Stock that is to be subject to the Purchase Option (as defined in paragraph 2 below), and shall deliver share certificates to Purchaser for all of the Stock, if any, that is not to be subject to the Purchase Option or the Pledge Agreement. The certificates for all of the Stock that is subject to the Pledge Agreement but not the Purchase Option shall be retained by the Company as security pursuant to the Pledge Agreement.

        2. In accordance with the provisions of section 408(b) of the California General Company Law, the Stock to be purchased by Purchaser pursuant to this Agreement shall be subject to the following option ("Purchase Option"):

            (a) In the event that Purchaser shall cease to be an employee of the Company for any reason (including his death), or no reason, with or without cause, the Purchase Option may be exercised. The Company shall have the right at any time within the ninety (90) day period after Purchaser's termination of service with the Company and all Related Companies or such longer period as may be agreed to by the Company and Purchaser (for example, for purposes of satisfying the requirements of Section 1202(c)(3) of the Internal Revenue Code) to purchase from Purchaser or his personal representative, as the case may be, at the price per share paid by Purchaser pursuant to this Agreement ("Option Price"), up to but not exceeding the number of shares of the Stock set forth on Exhibit A hereto which is incorporated herein by this reference.

            (b) In addition, and without limiting the foregoing Purchase Option, if at any time during the term of the Purchase Option, there occurs: (a) a dissolution, liquidation, or sale of all or substantially all of the assets of the Company; (b) a merger or consolidation involving the Company in which the Company is not the surviving corporation; (c) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of other securities, cash or otherwise; or (d) the acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act, or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or any Affiliate of the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors, then: (i) if there is no successor to the Company, the Company shall have the right to exercise its Purchase Option as to all or any portion of the Stock then subject to the Purchase Option set forth above to the same extent as if Purchaser's employment by the Company had ceased on the date preceding the date of consummation of said event or transaction or
(ii) the Purchase Option may be assigned to any successor of the Company, and the Purchase Option shall apply if Purchaser shall cease for any reason to be an employee of such successor on the same basis as set forth above. In that case, references herein to the "Company" shall be deemed to refer to such successor.

            (c) The Company shall be entitled to pay for any shares purchased pursuant to its Purchase Option at the Company's option in cash, by offset against any indebtedness owing to the Company by Purchaser including without limitation any note given in payment for the Stock, or a combination of both.

            (d) As used herein, employment with the Company shall include employment with an affiliate of the Company.

            (e) This Agreement is not an employment contract and nothing in this Agreement shall be deemed to create in any way whatsoever any obligation on the part of Purchaser to continue in the employ of the Company, or of the Company to continue Purchaser in the employ of the Company.

        3. The Purchase Option may be exercised by giving written notice of exercise delivered or mailed as provided in paragraph 11. Upon providing of such notice and payment or tender of the purchase price, the Company shall become the legal and beneficial owner of the Stock being purchased and all rights and interests therein or related thereto.

        4. If from time to time during the term of the Purchase Option there is any stock dividend or liquidating dividend or distribution of cash and/or property, stock split or other change in the character or amount of any of the outstanding securities of the Company, then, in such event, any and all new, substituted or additional securities or other property to which Purchaser is entitled by reason of his ownership of Stock will be immediately subject to the Purchase Option and be included in the word "Stock" for all purposes of the Purchase Option with the same force and effect as the shares of Stock then subject to the Purchase Option. While the total Option Price shall remain the same after each such event, the Option Price per share of Stock upon exercise of the Purchase Option shall be appropriately adjusted.

        5. All certificates representing any shares of Stock of the Company subject to the provisions of this Agreement shall have endorsed thereon a legend in substantially the following form:

        "The shares represented by this certificate are subject to an option set forth in an agreement between the corporation and the registered holder, or his predecessor in interest, a copy of which is on file at the principal office of this corporation. Any transfer or attempted transfer of any shares subject to such option is void without the prior express written consent of the issuer of these shares."

        6. As security for Purchaser's faithful performance of the terms of this Agreement and to insure the availability for delivery of Purchaser's Stock upon exercise of the Purchase Option herein provided for, Purchaser agrees, at the closing hereunder (or as soon thereafter as practicable), to deliver (or have the Company deliver on the Purchaser's behalf) to and deposit with the Secretary of the Company ("Escrow Agent"), as Escrow Agent in this transaction, three

(3) stock assignments duly endorsed (with date and number of shares left blank) in the form attached hereto as Exhibit B, together with a certificate or certificates evidencing all of the Stock subject to the Purchase Option; said documents are to be held by the Escrow Agent and delivered by said Escrow Agent pursuant to the Joint Escrow Instructions of the Company and Purchaser set forth in Exhibit C attached hereto and incorporated herein by this reference, which instructions shall also be delivered to the Escrow Agent at the closing hereunder (or as soon thereafter as practicable). If a portion of the total purchase price is paid by a promissory note, the Stock is also subject to the Pledge Agreement, and possession of the certificates and stock assignments by the Escrow Agent shall also constitute possession by the Company of such instruments pursuant to the Pledge Agreement.

        7. Purchaser shall not sell or transfer any of the Stock subject to the Purchase Option or any interest therein so long as such Stock is subject to the Purchase Option or the Pledge Agreement.

        8. The Company shall not be required (i) to transfer on its books any shares of Stock of the Company which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement or (ii) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.

        9. Subject to the provisions of paragraphs 7 and 8 above, Purchaser (but not any unapproved transferee) shall, during the term of this Agreement, exercise all rights and privileges of a stockholder of the Company with respect to the Stock.

        10. The parties agree to execute such further instruments and to take such further action as reasonably may be necessary to carry out the intent of this Agreement.

        11. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in any United States Postal Service mailbox, by registered or certified mail with First Class postage and fees prepaid, addressed to the other party hereto at his address hereinafter shown below his signature or at such other address as such party may designate by ten (10) days' advance written notice to the other party hereto.

        12. This Agreement shall bind and inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, inure to the benefit of and be binding upon Purchaser, his heirs, executors, administrators, successors, and assigns. Without limiting the generality of the foregoing, the Purchase Option of the Company hereunder shall be assignable by the Company at any time or from time to time, in whole or in part.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the ____ day of __________, 19__.

                                              By
                                                --------------------------------
                                 Address:

                                              ----------------------------------


                                              ----------------------------------
                                              Purchaser


                                 Address:
                                              ----------------------------------


ATTACHMENTS:

Exhibit A             Vesting Schedule
Exhibit B             Assignment Separate from Certificate
Exhibit C             Joint Escrow Instructions

                                    EXHIBIT A

                                VESTING SCHEDULE



                                                   NUMBER OF SHARES
                                                   SUBJECT TO
IF CESSATION OF EMPLOYMENT OCCURS:                 PURCHASE OPTION:


        Before _______, 19__                _____________________ shares

        After _______________, 19__
          but before _______________, 19__         _____________________ shares

        After _______________, 19__
          but before _______________, 19__         _____________________ shares

        After _______________, 19__
          but before _______________, 19__         _____________________ shares

        After _______________, 19__
          but before _______________, 19__         _____________________ shares

        After _______________, 19__
          but before _______________, 19__         _____________________ shares

        After _______________, 19__
          but before _______________, 19__         _____________________ shares

        After _______________, 19__
          but before _______________, 19__         _____________________ shares

        After _______________, 19__
          but before _______________, 19__         _____________________ shares

        After _______________, 19__
          but before _______________, 19__         _____________________ shares

        After _______________, 19__
          but before _______________, 19__         _____________________ shares

                                    EXHIBIT B

                      ASSIGNMENT SEPARATE FROM CERTIFICATE



        FOR VALUE RECEIVED and pursuant to that certain Early Exercise Stock Purchase Agreement dated as of ____________, 19__ (the "Agreement"), ______________________________ hereby sells, assigns and transfers unto
_____________________________________________ (_________) shares of common stock of HMT Technology Corporation, a Delaware corporation, standing in the undersigned's name on the books of said corporation represented by Certificate No. _____ herewith, and does hereby irrevocably constitute and appoint __________________________ attorney to transfer the said stock on the books of the said corporation with full power of substitution in the premises. This Assignment may be used only in accordance with and subject to the terms and conditions of the Agreement, in connection with the repurchase of shares of Common Stock issued to the undersigned pursuant to the Agreement, and only to the extent that such shares remain subject to the Company's Purchase Option under the Agreement.


Dated: _________________________

                                    EXHIBIT C

                            JOINT ESCROW INSTRUCTIONS


Signature
________________________________
________________________________
________________________________



Dear Sir:

        As Escrow Agent for both HMT Technology Corporation, a Delaware corporation ("Company"), and the undersigned purchaser of stock of the Company ("Purchaser"), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Early Exercise Stock Purchase Agreement (the "Agreement"), dated ____________________, to which a copy of these Joint Escrow Instructions is attached as Exhibit C, in accordance with the following instructions:

        1. In the event the Company or an assignee shall elect to exercise the Purchase Option set forth in the Agreement, the Company or its assignee will give to Purchaser and you a written notice specifying the number of shares of stock to be purchased, the purchase price, and the time for a closing hereunder at the principal office of the Company. Purchaser and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

        2. At the closing you are directed (a) to date any stock assignments necessary for the transfer in question, (b) to fill in the number of shares being transferred, and (c) to deliver same, together with the certificate evidencing the shares of stock to be transferred, to the Company against the simultaneous delivery to you of the purchase price (which may include suitable acknowledgment of cancellation of indebtedness) of the number of shares of stock being purchased pursuant to the exercise of the Purchase Option.

        3. Purchaser irrevocably authorizes the Company to deposit with you any certificates evidencing shares of stock to be held by you hereunder and any additions and substitutions to said shares as specified in the Agreement. Purchaser does hereby irrevocably constitute and appoint you as his attorney-in-fact and agent for the term of this escrow to execute with respect to such securities and other property all documents of assignment and/or transfer and all stock certificates necessary or appropriate to make all securities negotiable and complete any transaction herein contemplated.

        4. This escrow shall terminate upon expiration or exercise in full of the Purchase Option, whichever occurs first.

        5. If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Purchaser, you shall deliver all of same to Purchaser and shall be discharged of all further obligations hereunder; provided, however, that if at the time of termination of this escrow you are advised by the Company that the property subject to this escrow is the subject of a pledge or other security agreement, you shall deliver all such property to the pledgeholder or other person designated by the Company.

        6. Except at otherwise provided in these Joint Escrow Instructions, your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

        7. You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties or their assignees. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Purchaser while acting in good faith and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

        8. You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree of any court, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

        9. You shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

        10. You shall not be liable for the outlawing of any rights under any statute of limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

        11. You shall be entitled to employ such legal counsel (including without limitation the firm of Cooley Godward LLP) and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor.

        12. Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be Secretary of the Company or if you shall resign by written notice to each party. In the event of any such termination, the Company may appoint any officer or assistant officer of the Company as successor Escrow Agent and Purchaser hereby confirms the appointment of such successor or successors as his attorney-in-fact and agent to the full extent of your appointment.

        13. If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

        14. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities, you may (but are not obligated to) retain in your possession without liability to anyone all or any part of said securities until such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

        15. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in any United States Post Box, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties hereunto entitled at the following addresses, or at such other addresses as a party may designate by ten
(10) days' written notice to each of the other parties hereto:

        COMPANY:   _______________________________
                       _____________________________________
                       _____________________________________


        PURCHASER:     _____________________________________
                       _____________________________________
                       _____________________________________



        SECRETARY:     Secretary
                       _____________________________________
                       _____________________________________
                       _____________________________________



        16. By signing these Joint Escrow Instructions you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

        17. This instrument shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. It is understood and agreed that references to "you" or "your" herein refer to the original Escrow Agent and to any and all successor Escrow Agents. It is understood and agreed that the Company may at any time or from time to time assign its rights under the Agreement and these Joint Escrow Instructions in whole or in part.

                                            Very truly yours,

                                            ____________________________________




                                            By__________________________________

                                            PURCHASER:


                                            ____________________________________




ESCROW AGENT:



_____________________________________
Secretary

                           HMT TECHNOLOGY CORPORATION

                      EMPLOYEE STOCK PURCHASE PLAN OFFERING

                 (for Offerings commencing after April 30, 1999)

1.      GRANT; OFFERING DATE; TERMINATION.

        (a) The Board of Directors of HMT Technology Corporation, a Delaware corporation (the "Company"), pursuant to the Company's Employee Stock Purchase Plan (the "Plan"), hereby authorizes the grant of rights to purchase shares of the common stock of the Company ("Common Stock") to all Eligible Employees (an "Offering"). The first Offering shall begin on May 1, 1999 and end on April 30, 2001 (the "Initial Offering"). Further, an Offering shall begin on each November 1 and May 1 thereafter, commencing with November 1, 1999, and shall end on the day prior to the second anniversary of each such Offering's Offering Date unless sooner terminated in accordance with the provisions of this Offering or the Plan. The first day of an Offering is that Offering's "Offering Date."

        (b) Prior to the commencement of any Offering, the Board of Directors (or the Committee described in subparagraph 2(c) of the Plan, if any) may change any or all terms of such Offering and any subsequent Offerings. The granting of rights pursuant to each Offering hereunder shall occur on each respective Offering Date unless, prior to such date (a) the Board of Directors (or such Committee) determines that such Offering shall not occur, or (b) no shares remain available for issuance under the Plan in connection with the Offering.

        (c) If the Company's accountants advise the Company that the accounting treatment of purchases under these Offerings has changed in a manner the Company determines is detrimental to its best interests, then each Offering commenced under this offering document shall terminate as of the next Purchase Date (after the purchase of stock on such Purchase Date) under such Offering.

2.      ELIGIBLE EMPLOYEES.

        (a) Each employee of either the Company or its designated Affiliates (as defined in the Plan) incorporated in the United States shall be granted rights to purchase Common Stock under the Offering on the Offering Date of such Offering, provided that such employee has been continuously employed by the Company or one of its designated Affiliates throughout the ten-day period immediately prior to and ending on that Offering's Offering Date (an "Eligible Employee").

        (b) Notwithstanding subparagraph 2(a) above, the following employees shall not be Eligible Employees or be granted rights under an Offering: (i) part-time or seasonal employees whose customary employment is less than twenty
(20) hours per week or five (5) months per calendar year or (ii) five percent (5%) stockholders (including ownership through unexercised options) described in subparagraph 5(c) of the Plan.

3.      RIGHTS.

        (a) Subject to the limitations contained herein and in the Plan, on each Offering Date each Eligible Employee shall be granted the right to purchase the number of shares of Common Stock purchasable with up to fifteen percent (15%) of such Eligible Employee's Earnings (defined as base salary or wages plus overtime) paid during the period of such Offering beginning after such Eligible Employee first commences participation; provided, however, that no Eligible Employee may purchase Common Stock on a particular Purchase Date that would result in more than fifteen percent (15%) of such Eligible Employee's Earnings paid during the period from the date the Eligible Employee first commences participation in the Offering to such Purchase Date having been applied to purchase shares under all ongoing Offerings under the Plan and all other Company plans intended to qualify as "employee stock purchase plans" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

        (b) Notwithstanding the foregoing, the maximum number of shares of Common Stock an Eligible Employee may purchase on any Purchase Date in an Offering shall be such number of shares as has a fair market value (determined as of the Offering Date for such Offering) equal to (x) $25,000 multiplied by the number of calendar years in which the right under such Offering has been outstanding at any time, minus (y) the fair market value of any other shares of Common Stock (determined as of the relevant Offering Date with respect to such shares) which, for purposes of the limitation of Section 423(b)(8) of the Code, are attributed to any of such calendar years in which the right is outstanding. The amount in clause (y) of the previous sentence shall be determined in accordance with regulations applicable under Section 423(b)(8) of the Code based on (i) the number of shares previously purchased with respect to such calendar years pursuant to such Offering or any other Offering under the Plan, or pursuant to any other Company plans intended to qualify as "employee stock purchase plans" under Section 423 of the Code, and (ii) the number of shares subject to other rights outstanding on the Offering Date for such Offering pursuant to the Plan or any other such Company plan.

        (c) The maximum aggregate number of shares available to be purchased by all Eligible Employees under an Offering shall be the number of shares remaining available under the Plan on the Offering Date. If the aggregate purchase of shares of Common Stock upon exercise of rights granted under the Offering would exceed the maximum aggregate number of shares available, the Board shall make a pro rata allocation of the shares available in a uniform and equitable manner.

4.      PURCHASE PRICE.

        The purchase price of the Common Stock under the Offering shall be the lesser of eighty-five percent (85%) of the fair market value of the Common Stock on the Offering Date (eighty-five percent (85%) of the fair market value of the Common Stock on the first day on which the Company's Common Stock is actively traded that immediately follows the Offering Date if an Offering Date does not fall on a day during which the Company's Common Stock is actively traded) or eighty-five percent (85%) of the fair market value of the Common Stock on the Purchase Date (eighty-five percent (85%) of the fair market value of the Common Stock on the first day on which the Company's Common Stock is actively traded that immediately precedes the Purchase Date if a Purchase Date does not fall on a day during which the Company's Common Stock is actively traded), in each case rounded up to the nearest whole cent per share.

5.      PARTICIPATION.

        (a) Except as otherwise provided in this paragraph 5, an Eligible Employee may elect to participate in an Offering at the beginning of the Offering or in the case of an Offering in which an Eligible Employee was eligible to participate at such Offering's commencement, as of any day immediately following a Purchase Date (i.e. May 1, or November 1) during such Offering. An Eligible Employee shall become a participant in an Offering by delivering an agreement authorizing payroll deductions. Such deductions must be in whole dollars, with a minimum dollar amount of ten dollars ($10) per pay period and a maximum amount not expected to exceed fifteen percent (15%) of Earnings over the course of an Offering, or in whole percentages, with a minimum percentage of one percent (1%) and a maximum percentage of fifteen percent (15%) of Earnings over the course of an Offering. A participant may not make additional payments into his or her account. In the absence of the delivery of an agreement authorizing payroll deductions, a participant's initial participation level shall be zero, provided however, that for participant's already enrolled in an offering under the Plan, as of the day prior to the Offering Date of the Initial Offering and similarly as to Offerings thereafter under this offering document, the initial level of participation shall be as provided in the most recent agreement authorizing payroll deductions from the pay of such participant that has been delivered to the Company. The agreement shall be made on such enrollment form as the Company provides, and must be delivered to the Company before the Offering Date to be effective for the remaining portion of that Offering, unless a later time for filing the enrollment form is set by the Board for all Eligible Employees with respect to a given Offering Date. Notwithstanding the foregoing, the time by which an agreement authorizing payroll deductions must be delivered to the Company for determining a participant's initial level of participation in the Initial Offering shall be not later than the end of the second full payroll period following the Offering Date of the Initial Offering.

        (b) By delivering a notice to the Company on such form as the Company provides, a participant may increase or decrease his or her participation level during the course of an Offering or withdraw from an Offering as follows: (i) a participant may decrease (including to zero) his or her participation level only once (except for a second reduction to zero) during each May 1 to October 31 and November 1 to April 30, at any time except during the ten (10) day period immediately preceding a Purchase Date, (ii) during the course of an Offering a participant may increase or decrease his or her participation level during each May 1 to October 31 and November 1 to April 30, with such change not to take effect until after the Purchase Date that first follows the date such change is delivered to the Company, and (iii) a participant may withdraw from an Offering and receive his or her accumulated payroll deductions from the Offering (reduced to the extent, if any, such deductions have been used to acquire Common Stock for the participant on any prior Purchase Dates), without interest, at any time prior to the end of the Offering, excluding only each ten (10) day period immediately preceding a Purchase Date.

6.      PURCHASES.

        Subject to the limitations contained herein, on each Purchase Date, each participant's accumulated payroll deductions (without any increase for interest) shall be applied to the purchase of whole shares of Common Stock, up to the maximum number of shares permitted under the Plan and the Offering. "Purchase Date" shall be defined as the April 30, and October 31 of each Offering. On a Purchase Date each participant's purchases will first be made under the Offering, for which purchases are made on such date, that results in stock being purchased for such participant at the lowest price under all Offerings in which such participant then has been granted rights and under which stock is purchased on such Purchase Date.

7.      NOTICES AND AGREEMENTS.

        Any notices or agreements provided for in an Offering or the Plan shall be given in writing, in a form provided by the Company, and unless specifically provided for in the Plan or this Offering shall be deemed effectively given upon receipt or, in the case of notices and agreements delivered by the Company, five
(5) days after deposit in the United States mail, postage prepaid.

8.      EXERCISE CONTINGENT ON STOCKHOLDER APPROVAL.

        The rights granted under an Offering are subject to the approval of the Plan by the stockholders as required for the Plan to obtain treatment as a tax-qualified employee stock purchase plan under Section 423 of the Code and as necessary to comply with the requirements of exemption from potential liability under Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") set forth in Rule 16b-3 promulgated under the Exchange Act.

9.      OFFERING SUBJECT TO PLAN.

        Each Offering is subject to all the provisions of the Plan, and its provisions are hereby made a part of the Offering, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of an Offering and those of the Plan (including interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan), the provisions of the Plan shall control.